CERTIFICATE OF VOTE

CGM MUTUAL FUND

            I, Leslie A. Lake, hereby certify that I am the Secretary of the CGM Trust, a Massachusetts business trust, and that at the meeting of the Trustees Committee and Board of Trustees of said business trust held on July 29, 2010 the following vote was duly adopted by the independent trustees who are not “interested persons” and by the full board and remains in full force and effect:

VOTED:          That the separate Stockbrokers’ Bonds (the “Fidelity Bonds”) issued by Chubb Group of Insurance Companies of Warren, NJ providing fidelity bond protection of $5,000,000 for each series of this Trust are hereby approved as being reasonable in form and amount and that the Secretary is hereby designated as the officer to make the filings and give the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.

            Witness my hand this 30th day of August 2010

                                                                                    /s/ Leslie A. Lake

                                                                                        Leslie A. Lake

CERTIFICATE OF VOTE

CGM REALTY FUND

            I, Leslie A. Lake, hereby certify that I am the Secretary of the CGM Trust, a Massachusetts business trust, and that at the meeting of the Trustees Committee and Board of Trustees of said business trust held on July 29, 2010 the following vote was duly adopted by the independent trustees who are not “interested persons” and by the full board and remains in full force and effect:

VOTED:          That the separate Stockbrokers’ Bonds (the “Fidelity Bonds”) issued by Chubb Group of Insurance Companies of Warren, NJ providing fidelity bond protection of $5,000,000 for each series of this Trust are hereby approved as being reasonable in form and amount and that the Secretary is hereby designated as the officer to make the filings and give the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.

            Witness my hand this 30th day of August 2010

                                                                                    /s/ Leslie A. Lake

                                                                                        Leslie A. Lake

CERTIFICATE OF VOTE

CGM FOCUS FUND

            I, Leslie A. Lake, hereby certify that I am the Secretary of the CGM Trust, a Massachusetts business trust, and that at the meeting of the Trustees Committee and Board of Trustees of said business trust held on July 29, 2010 the following vote was duly adopted by the independent trustees who are not “interested persons” and by the full board and remains in full force and effect:

VOTED:          That the separate Stockbrokers’ Bonds (the “Fidelity Bonds”) issued by Chubb Group of Insurance Companies of Warren, NJ providing fidelity bond protection of $5,000,000 for each series of this Trust are hereby approved as being reasonable in form and amount and that the Secretary is hereby designated as the officer to make the filings and give the notices required by paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.

            Witness my hand this 30th day of August 2010

                                                                                    /s/ Leslie A. Lake

                                                                                        Leslie A. Lake